                                  FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report: July 17, 1998


                       THE CHARLES SCHWAB CORPORATION
           (Exact name of registrant as specified in its charter)


       Delaware                     1-9700               94-3025021
------------------------------    -----------       ----------------------
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)      Identification Number)


                            101 Montgomery Street
                       San Francisco, California 94104
                       -------------------------------
                  (Address of principal executive offices)


                               (415) 627-7000
                               --------------
                       (Registrant's telephone number,
                            including area code)
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     Item 5.  Other Events.  Attached hereto and incorporated herein by
              ------------
reference are (i) Distribution Agreement, dated July 13, 1998 by and among The Charles Schwab Corporation (the "Company"), Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, and Charles Schwab & Co., Inc., relating to the issuance and sale from time to time by the Company of up to $150,000,000 aggregate public offering price of such Medium-Term Notes pursuant to Registration Statement No. 333-54001 (the "Offering"); (ii) forms of Senior and Senior Subordinated Medium-Term Notes, Series A, relating to the Offering; (iii) Credit Agreement (364-Day Commitment), between the Company and each of the banks listed therein, dated as of June 26, 1998; and (iv) Credit Agreement (3-Year Commitment), between the Company and each of the banks listed therein, dated as of June 26, 1998.

     Item 7(c).  Exhibits
                 --------

          1.3  Distribution Agreement, dated July 13, 1998.

          4.3  Form of Senior Medium-Term Note, Series A (Fixed Rate).

          4.4  Form of Senior Medium-Term Note, Series A (Floating Rate).

          4.5  Form of Senior Subordinated Medium-Term Note, Series A (Fixed
          Rate).

          4.6  Form of Senior Subordinated Medium-Term Note, Series A (Floating
          Rate).

          10.1 Credit Agreement (364-Day Commitment), between the Company and each of the banks listed therein, dated as of June 26, 1998.

          10.2 Credit Agreement (3-Year Commitment), between the Company and each of the banks listed therein, dated as of June 26, 1998.
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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 17, 1998           THE CHARLES SCHWAB CORPORATION


                                By: /s/ Steven L. Scheid
                                   -------------------------
                                Name: Steven L. Scheid
                                Title: Executive Vice President and
                                Chief Financial Officer